EXHIBIT 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Section 302 Certification

I, Kenneth G. Carroll, certify that:

1.               I have reviewed this Quarterly Report on Form 10-Q/A of EchoStar Corporation; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 21, 2012

/s/ Kenneth G. Carroll
Chief Financial Officer